CUSIP No. 803054204

EXHIBIT 99.1

Joint Filing Agreement

Each of the undersigneds hereby agrees that the statement on Schedule 13G/A (Amendment No. 15) with respect to the ordinary shares, without nominal value, of SAP SE (f/k/a SAP AG) is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigneds pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. Each of the undersigneds hereby further agrees that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 20, 2020

Dietmar Hopp Stiftung gGmbH

By:	/s/ Marc Hauser
	Name:	Marc Hauser
	Title:	Attorney-in-fact

DAH Beteiligungs GmbH

By:	/s/ Marc Hauser
	Name:	Marc Hauser
	Title:	Attorney-in-fact

Dietmar Hopp Familienstiftung

By:	/s/ Marc Hauser
	Name:	Marc Hauser
	Title:	Attorney-in-fact

DH Besitzgesellschaft AG & Co. KG

By:	/s/ Marc Hauser
	Name:	Marc Hauser
	Title:	Attorney-in-fact

CUSIP No. 803054204

DH LT-Investments AG

By:	/s/ Marc Hauser
	Name:	Marc Hauser
	Title:	Attorney-in-fact

72HODA80 GmbH

By:	/s/ Marc Hauser
	Name:	Marc Hauser
	Title:	Attorney-in-fact

DH Stiftung GmbH

By:	/s/ Marc Hauser
	Name:	Marc Hauser
	Title:	Attorney-in-fact

/s/ Dietmar Hopp
Dietmar Hopp

/s/ Daniel Hopp
Daniel Hopp

/s/ Oliver Hopp
Oliver Hopp